SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, NV

(Address of Principal Executive Offices)

89134

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Tenant”), a Delaware corporation, entered into a Second Amendment (the “Second Amendment”) dated August 29, 2006 with Howard Hughes Properties, Limited Partnership (the “Landlord”), a Delaware limited partnership, for the expansion space use of administrative offices at Plaza West, 1635 Village Center Circle, Suite 260, Las Vegas, NV 89134 as incorporated herein as (the “Expansion Space”). A copy of the Second Amendment is included as Exhibit 10.1 hereto.

The Second Amendment commences on August 29, 2006 and shall run coterminous with the term of that certain Lease, dated November 1, 2005, as amended by the First Amendment dated January 11, 2006 (the “Lease”) for the space at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134, consisting of seven thousand one hundred ninety (7,190) square feet of Rentable Area and six thousand three hundred twenty-five (6,325) square feet of Usable Area (the “Original Premises”) and expires on February 28, 2011. Landlord will deliver to Tenant and Tenant will accept the Expansion Space on the Expansion Space Commencement Date of September 1, 2006 in its “as-is” condition. Neither Landlord nor its agents or employees have agreed to undertake any alterations or construct any tenant improvements to the Original Premises or the Expansion Space.

Tenant has the right of First Offer as described more particularly in Exhibit “G” to the Second Amendment. Tenant shall have a right of first offer with respect to any space that becomes available located on the second (2nd) floor of the building.

Previously, the Tenant entered into a First Amendment dated January 11, 2006 (the “First Amendment”) with the Landlord to revise Section 1.7 of the Lease such that the Commencement Date relating to the Original Premises shall be March 1, 2006. A copy of the First Amendment is included as Exhibit 10.2 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Effective as of the Expansion Space Commencement Date, Landlord and Tenant agree that the Premises shall mean the Original Premises and the Expansion Space and shall be stipulated for all purposes to contain eleven thousand one hundred one (11,101) square fee of Rentable Area and nine thousand seven hundred sixty-two (9,762) square fee of Usable Area.

Commencing on the Expansion Space Commencement Date, the Base Rent for the Expansion Space of three thousand nine hundred eleven (3,911) square feet of Rentable Area and three thousand four hundred thirty-seven (3,437) square feet of Useable Area shall be determined as follows:

Months	Price Per Square Foot	Base Rent per Annum
9/1/06 – 2/28/07	$28.20	$110,290.20
3/1/07 – 2/29/08	$29.05	$113,614.55
3/1/08 – 2/29/09	$29.92	$117,017.12
3/1/09 – 2/29/10	$30.82	$120,537.02
3/1/10 – 2/28/11	$31.74	$124,135.14

The Base Rent due for the first full calendar month during the Expansion Period for which Rent is owed shall be paid to Landlord by Tenant upon Tenant’s execution of the Second Amendment.

In total, including the annual base rent the Tenant will pay approximately $585,594.03 in Base Rent for the Expansion Space throughout the term of the Lease.

In addition to the base annual rent, the Tenant is responsible for paying certain operating expenses and all utilities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amendment dated August 29, 2006 to Lease Agreement entered into by CardioVascular BioTherapeutics, Inc. and Howard Hughes Properties, Limited Partnership dated November 1, 2005, as amended by the First Amendment dated January 11, 2006 (the “Lease Agreement”).

10.2	First Amendment dated January 11, 2006 to the Lease Agreement.

10.3	Lease Agreement dated November 1, 2005 (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission March 31, 2006).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: September 5, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

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Exhibit Index

Exhibit	Description
10.1	Second Amendment dated August 29, 2006 to Lease Agreement entered into by CardioVascular BioTherapeutics, Inc. and Howard Hughes Properties, Limited Partnership dated November 1, 2005, as amended by the First Amendment dated January 11, 2006 (the “Lease Agreement”).

10.2	First Amendment dated January 11, 2006 to the Lease Agreement.

10.3	Lease Agreement dated November 1, 2005 (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission March 31, 2006).

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